                                                                   EXHIBIT 2.1

                                                               [Execution Copy]


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                          AGREEMENT AND PLAN OF MERGER


                                      among

                                   EGL, INC.,

                              EGL DELAWARE I, INC.

                                       and

                        CIRCLE INTERNATIONAL GROUP, INC.


                            Dated as of July 2, 2000












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


                                   ARTICLE 1

                                   THE MERGER
Section 1.1 The Merger.............................................................................2
Section 1.2 The Closing............................................................................2
Section 1.3 Effective Time.........................................................................2
Section 1.4 Plan of Reorganization.................................................................2

                                    ARTICLE 2

                     ARTICLES OF INCORPORATION OF PARENT AND
                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

Section 2.1 Articles of Incorporation of Parent....................................................3
Section 2.2 Certificate of Incorporation of the Surviving Corporation..............................3
Section 2.3 Bylaws of the Surviving Corporation....................................................3

                                    ARTICLE 3

                          DIRECTORS AND OFFICERS OF THE
                        SURVIVING CORPORATION AND PARENT

Section 3.1 Directors of Surviving Corporation.....................................................3
Section 3.2 Officers of Surviving Corporation......................................................3
Section 3.3 Board of Directors of Parent...........................................................3

                                    ARTICLE 4

                       CONVERSION OF COMPANY COMMON STOCK

Section 4.1 Conversion of Company Stock............................................................4
Section 4.2 Exchange of Certificates Representing Company Common Stock.............................5
Section 4.3 Adjustment of Exchange Ratio...........................................................7
Section 4.4 Rule 16b-3 Approval....................................................................7

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1 Existence; Good Standing; Corporate Authority..........................................8
Section 5.2 Authorization, Validity and Effect of Agreements.......................................8
Section 5.3 Capitalization.........................................................................9
Section 5.4 Subsidiaries...........................................................................9




                                       (i)

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
Section 5.5  No Violation of Law....................................................................9
Section 5.6  No Conflict...........................................................................10
Section 5.7  SEC Documents.........................................................................11
Section 5.8  Litigation; Decrees...................................................................12
Section 5.9  Absence of Certain Changes............................................................12
Section 5.10 Taxes.................................................................................12
Section 5.11 Employee Benefit Plans................................................................14
Section 5.12 Labor Matters.........................................................................15
Section 5.13 Environmental Matters.................................................................15
Section 5.14 Intellectual Property.................................................................16
Section 5.15 Insurance.............................................................................16
Section 5.16 Customs Broker and Other Licenses and Approvals.......................................17
Section 5.17 No Brokers............................................................................18
Section 5.18 Opinion of Financial Advisor..........................................................18
Section 5.19 Parent Stock Ownership................................................................18
Section 5.20 Reorganization........................................................................18
Section 5.21 Pooling...............................................................................18
Section 5.22 Vote Required.........................................................................19
Section 5.23 Certain Contracts.....................................................................19
Section 5.24 Amendment to the Company Rights Agreement.............................................19

                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

Section 6.1  Existence; Good Standing; Corporate Authority.........................................19
Section 6.2  Authorization, Validity and Effect of Agreements......................................20
Section 6.3  Capitalization........................................................................20
Section 6.4  Subsidiaries..........................................................................21
Section 6.5  No Violation of Law...................................................................21
Section 6.6  No Conflict...........................................................................22
Section 6.7  SEC Documents.........................................................................22
Section 6.8  Litigation; Decrees...................................................................23
Section 6.9  Absence of Certain Changes............................................................23
Section 6.10 Taxes.................................................................................23
Section 6.11 Employee Benefit Plans................................................................25
Section 6.12 Labor Matters.........................................................................26
Section 6.13 Environmental Matters.................................................................26
Section 6.14 Intellectual Property.................................................................27
Section 6.15 Insurance.............................................................................27
Section 6.16 Customs Broker and Other Licenses and Approvals.......................................28
Section 6.17 No Brokers............................................................................28
Section 6.18 Opinion of Financial Advisor..........................................................28
Section 6.19 Company Stock Ownership...............................................................29


                                      (ii)

Section 6.20 Reorganization........................................................................29
Section 6.21 Pooling...............................................................................29
Section 6.22 Vote Required.........................................................................29
Section 6.23 Certain Contracts.....................................................................29

                                    ARTICLE 7

                                    COVENANTS

Section 7.1  Conduct of Company Businesses.........................................................29
Section 7.2  Conduct of Parent Businesses..........................................................32
Section 7.3  No Solicitation by the Company........................................................33
Section 7.4  No Solicitation by Parent.............................................................35
Section 7.5  Meetings of Stockholders..............................................................36
Section 7.6  Filings; Commercially Reasonable Efforts..............................................37
Section 7.7  Inspection............................................................................38
Section 7.8  Publicity.............................................................................39
Section 7.9  Registration Statement................................................................39
Section 7.10 Listing Application...................................................................40
Section 7.11 Letters of Accountants................................................................40
Section 7.12 Agreements of Rule 145 Affiliates.....................................................40
Section 7.13 Expenses..............................................................................41
Section 7.14 Indemnification and Insurance.........................................................41
Section 7.15 Certain Benefits......................................................................42
Section 7.16 Reorganization; Pooling...............................................................43
Section 7.17 Rights Agreement......................................................................44
Section 7.18 Agreement with Employees..............................................................44

                                    ARTICLE 8

                                   CONDITIONS

Section 8.1  Conditions to Each Party's Obligation to Effect the Merger............................44
Section 8.2  Conditions to Obligation of the Company to Effect the Merger..........................45
Section 8.3  Conditions to Obligation of Parent and Merger Sub to Effect
             the Merger............................................................................46

                                    ARTICLE 9

                                   TERMINATION

Section 9.1  Termination by Mutual Consent.........................................................47
Section 9.2  Termination by Parent or the Company..................................................47
Section 9.3  Termination by the Company............................................................48
Section 9.4  Termination by Parent.................................................................48



                                      (iii)

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
Section 9.5   Effect of Termination.................................................................49
Section 9.6   Extension; Waiver.....................................................................50

                                   ARTICLE 10

                               GENERAL PROVISIONS

Section 10.1  Nonsurvival of Representations, Warranties and Agreements.............................50
Section 10.2  Notices...............................................................................50
Section 10.3  Assignment; Binding Effect; Benefit...................................................51
Section 10.4  Entire Agreement......................................................................51
Section 10.5  Amendments............................................................................51
Section 10.6  Governing Law.........................................................................52
Section 10.7  Counterparts..........................................................................52
Section 10.8  Headings..............................................................................52
Section 10.9  Interpretation........................................................................52
Section 10.10 Waivers...............................................................................53
Section 10.11 Incorporation of Disclosure Letters...................................................53
Section 10.12 Severability..........................................................................53
Section 10.13 Enforcement of Agreement..............................................................53
Section 10.14 Obligation of Parent..................................................................53






                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 2, 2000 is among EGL, Inc., a Texas corporation ("Parent"), EGL Delaware I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Circle International Group, Inc., a Delaware corporation (the "Company").

                                    RECITALS

               WHEREAS, Parent and the Company have each determined to engage in a strategic business combination with the other;

               WHEREAS, in order to effect the business combination of Parent and the Company, the parties hereto desire to merge Merger Sub with and into the Company (the "Merger"), with the Company surviving as a direct, wholly owned subsidiary of Parent, pursuant to which each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") will be converted into the right to receive one share of common stock, par value $.001 per share, of Parent (the "Parent Common Stock");

               WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have determined the Merger, in the manner contemplated herein, to be desirable and in the best interests of their respective corporations, shareholders and stockholders, and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Agreement;

               WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, for financial accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under U.S. generally accepted accounting principles;

               WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Company are executing and delivering (i) a Stock Option Agreement dated the date hereof pursuant to which Parent has granted to the Company an option to purchase a certain number of shares of Parent Common Stock, and (ii) a Stock Option Agreement dated the date hereof pursuant to which the Company has granted to Parent an option to purchase a certain number of shares of Company Common Stock (such Stock Option Agreements being collectively referred to herein as the "Stock Option Agreements"); and

               WHEREAS, concurrently with the execution and delivery of this Agreement, (i) certain affiliates of the Company are entering into a Stockholder Agreement with Parent providing for, among other things, the voting of shares of Company Common Stock owned by such affiliates, and (ii) an affiliate of Parent is entering into a Stockholder Agreement with the Company providing for, among other things, the voting of shares of Parent Common Stock owned by such


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affiliate (such Stockholder Agreements being collectively referred to herein as the "Stockholder Agreements");


               NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

               Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified herein and in the Delaware General Corporation Law (the "DGCL").

               Section 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled of the conditions set forth in Article 8 shall be fulfilled or, to the extent permitted by applicable law, waived in accordance herewith, or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

               Section 1.3 Effective Time. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or, to the extent permitted by applicable law, waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, Parent, Merger Sub and the Company shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the "Effective Time").

               Section 1.4 Plan of Reorganization. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368- 3(a) of the Treasury regulations.



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



                                    ARTICLE 2

                     ARTICLES OF INCORPORATION OF PARENT AND
                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

               Section 2.1 Articles of Incorporation of Parent. Subject to the approval by the holders of outstanding shares of Parent Common Stock as and to the extent required by the Texas Business Corporation Act and Parent's Articles of Incorporation and Bylaws, as of the Effective Time the authorized shares of Parent Common Stock shall be increased to 200,000,000 shares of Parent Common Stock.

               Section 2.2 Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

               Section 2.3 Bylaws of the Surviving Corporation. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                    ARTICLE 3

                          DIRECTORS AND OFFICERS OF THE
                        SURVIVING CORPORATION AND PARENT

               Section 3.1 Directors of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

               Section 3.2 Officers of Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

               Section 3.3 Board of Directors of Parent. Parent will take such action as may be necessary to cause as of the Effective Time the election or appointment of Peter Gibert as a director of Parent.







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



                                    ARTICLE 4

                       CONVERSION OF COMPANY COMMON STOCK

               Section 4.1 Conversion of Company Stock.

               (a) At the Effective Time, each share of common stock, par value $.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

               (b) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) held in the Company's treasury or (ii) owned by Parent, Merger Sub or any other wholly owned Subsidiary (as defined in Section 10.9) of Parent or the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one validly issued, fully paid and nonassessable share of Parent Common Stock (the "Exchange Ratio").

               (c) As a result of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, a certificate representing shares of Parent Common Stock and cash for fractional shares of Parent Common Stock in accordance with Sections 4.2(b) and 4.2(e) upon the surrender of such Certificate.

               (d) Each share of Company Common Stock issued and held in the Company's treasury, and each share of Company Common Stock owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent or the Company shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no stock of Parent or other consideration shall be delivered in exchange therefor.

               (e) (i) At the Effective Time, all options (individually, a "Company Option" and collectively, the "Company Options") then outstanding under the Company's 1982 Stock Option Plan, 1990 Stock Option Plan, Stock Option Plan for Non-Employee Directors, 1994 Omnibus Equity Incentive Plan, as amended by Amendment No. 1 thereto, 1995 Stock Option Plan for Non- Employee Directors, Employee Stock Purchase Plan, Singapore Employee Stock Purchase Plan, Sharesave Scheme 2000, 1999 Stock Option Plan, 2000 Stock Option Plan and 2000 Stock Option Plan for Non-Employee Directors (collectively, the "Company Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any Company Option, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any Company Option,

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would be such a corporation were Section 424 of the Code applicable to such option. Each Company Option assumed by Parent shall, solely to the extent provided by the Company Stock Option Plans and the option agreements entered into pursuant thereto, be accelerated and fully vested and exercisable as of the Effective Time and shall otherwise be subject to the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement entered into pursuant thereto, except that (i) each Company Option shall be exercisable for that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time would be converted under Section 4.1(b), (ii) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent), and
(iii) notwithstanding clause (i) and (ii) of this sentence, with respect to the Employee Stock Purchase Plan, the Singapore Employee Stock Purchase Plan and the Sharesave Scheme 2000, the adjustment to the option price shall reflect the application of the Exchange Ratio to the option price in effect at the beginning of the purchase period.

               (ii) Parent shall take all corporate action necessary to reserve for issuance a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of the Company Options assumed by Parent pursuant to this Section 4.1(e). From and after the date of this Agreement, no additional options shall be granted by the Company or its Subsidiaries under the Company Stock Option Plans or otherwise, except as provided in Section 7.1(f), and no action shall be taken by the Company or its Subsidiaries to provide for the acceleration of the exercisability of any Company Options in connection with the Merger other than as required under the terms of the Company Options and the Company Stock Option Plans. Promptly following the Effective Time, Parent shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 7.9)) covering all shares of Parent Common Stock to be issued upon exercise of Company Options and shall cause such registration statement to remain effective for as long as there are outstanding any Company Options.

               Section 4.2 Exchange of Certificates Representing Company Common Stock.

               (a) At or immediately following the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, which shall be Parent's transfer agent for the Parent Common Stock or such other party reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 4, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and delivered pursuant to this Section 4.2 in exchange for outstanding shares of Company Common Stock.

                  (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates (other than to holders of Company


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Common Stock that, pursuant to Section 4.1(d), are canceled without payment of any consideration therefor): (i) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Parent Common Stock and (B) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

               (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid with respect to the shares to be issued upon exchange of any Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

               (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the presented Certificates shall be canceled and exchanged for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person who is a Rule 145 Affiliate (as


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

defined in Section 7.12) shall not be exchanged until Parent has received a written agreement from such person as provided in Section 7.12.

               (e) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to Section 4.1(b), cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the average of the per share closing prices of the Parent Common Stock as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, another authoritative source) for securities traded on the Nasdaq National Market for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

               (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article 4 shall thereafter look only to Parent for delivery of their shares of Parent Common Stock and cash in lieu of fractional shares and for unpaid dividends and distributions on the shares of Parent Common Stock deliverable to such former stockholder pursuant to this Agreement.

               (g) None of Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided in
Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

               Section 4.3 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Common Stock or Parent changes the number of shares of Parent Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

               Section 4.4 Rule 16b-3 Approval. Parent and the Company each agree that its Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended

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(the "Exchange Act"), the transactions contemplated by Section 4.1 hereof and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) in the case of the Company is a director or officer of the Company and (b) in the case of Parent is, or at the Effective Time will become, a director or officer of Parent.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter delivered to Parent concurrently with the execution hereof (the "Company Disclosure Letter"), the Company represents and warrants to Parent that:

               Section 5.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.9). The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, except where the failure to possess such power and authority does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

               Section 5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreements, the Stockholder Agreement to which it is a party and all other agreements and documents contemplated hereby and thereby. The consummation by the Company of the transactions contemplated hereby and by the Stock Option Agreements has been duly authorized by all requisite corporate action on behalf of the Company, other than the approvals referred to in Section 5.22. This Agreement, the Stockholder Agreement to which it is a party and the Stock Option Agreements constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (the "Enforceability Exceptions"). The Company has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements and the transactions contemplated hereby and thereby. No other U.S. or State takeover or business combination statute to which the Company or any of its Subsidiaries is subject applies or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby. There is no foreign takeover or business combination statute that applies or purports to apply to the Company or any of its Subsidiaries which would require any filing or the taking of any other action by the Company or


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

its Subsidiaries as a result of the execution or delivery of this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby and which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect if such filing was not made or such action was not taken.

               Section 5.3 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock"), and as of June 23, 2000, there were 17,645,417 shares of Company Common Stock issued and outstanding and 1,456,683 shares of Company Common Stock issuable upon exercise of outstanding Company Options and no shares of Company Preferred Stock issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. One right to purchase Series A Junior Participating Preferred Stock (each, a "Company Right") issued pursuant to the Rights Agreement, dated as of October 24, 1994 (the "Company Rights Agreement"), as amended, between the Company and Chemical Trust Company of California is associated with and attached to each outstanding share of Company Common Stock. As of the date of this Agreement, except as set forth in this Section 5.3 or in the Stock Option Agreements and except for any shares of Company Common Stock issued pursuant to Company Options outstanding as of June 23, 2000 or thereafter granted as permitted by this Agreement, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

               Section 5.4 Subsidiaries. Each of the Company's Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing (where applicable) does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances ("Liens"), except such Liens as do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries own any shares of capital stock or other ownership interests in any corporation, partnership, limited liability company or other entity, except for shares of capital stock or other ownership interests in the Company's Subsidiaries.

               Section 5.5 No Violation of Law. Neither the Company nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation, U.S. or foreign, to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, those (a) applicable to indirect cargo carriers under the Federal Aviation Act, (b) adopted or promulgated by the Surface Transportation Board, including, without limitation, regulations applicable to motor carrier operations and truck brokerage operations, (c) safety regulations applicable to interstate motor carrier operations or indirect cargo carriers that have been prescribed by the Department of Transportation, (d) adopted or promulgated by the Federal Maritime Commission (the "FMC") and/or those otherwise relating to Non-Vessel Operating Common Carriers (as defined herein),
(e) adopted or promulgated by the Customs Service of the Department of the Treasury ("Customs") and/or those otherwise relating to customs brokers, (f) adopted or promulgated by the Bureau of Alcohol, Tobacco and Firearms relating to the storage and transportation of certain commodities, (g) adopted or promulgated by the Department of Justice relating to the storage and transportation of gambling devices, (h) adopted or promulgated by the International Air Transport Association (the "IATA"), (i) adopted or promulgated by the Interstate Commerce Commission and (j) state or foreign laws, ordinances, governmental rules or regulations comparable to the foregoing (collectively, the "Specified Governmental Regulations")), except (1) as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (2) as pertains to laws, ordinances, governmental rules or regulations, U.S. or foreign, relating to taxes paid or payable by the Company or any of its Subsidiaries or with respect to any of their respective properties or assets, which matters are addressed in Section 5.10 hereof. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure so to hold does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no investigation by any governmental authority with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               Section 5.6 No Conflict.

               (a) Neither the execution and delivery by the Company of this Agreement or the Stock Option Agreements nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit (including, without limitation, any Company Permit), lease, contract, agreement, joint venture, sponsor agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except for such matters described in clause (ii) or (iii) as do not and are not likely to have, individually or in the aggregate, a Company Material Adverse Effect.


               (b) Neither the execution and delivery by the Company of this Agreement or the Stock Option Agreements or the Stockholder Agreement to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, U.S. or foreign (including, without limitation, under the Specified Governmental Regulations), other than (i) the filings provided for in Article 1 and (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any applicable non-U.S. competition, antitrust or premerger notification laws or regulations ("Non-U.S. Antitrust Laws"), the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities and "Blue Sky" laws ((i) and (ii) collectively, the "Regulatory Filings"), and (iii) listing on the Nasdaq National Market of the Company Common Stock to be issued upon exercise of the option granted to Parent pursuant to the applicable Stock Option Agreement.

               Section 5.7 SEC Documents. The Company has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the SEC since December 31, 1999, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated income statements, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and (ii) liabilities or obligations which do not have and would not reasonably be expected to have, individually or in the aggregate (together with those described in clause (i)), a Company Material Adverse Effect. As of December 31, 1999 and as of May 31, 2000, the intercompany suspense amounts (the difference between the intercompany payables and receivables) in the Company's accounting records represent in process transactions that will be completed in a subsequent accounting period. The Company has established reserves which management believes are appropriate to properly record the intercompany balance to its net realizable amount in all material respects.

               Section 5.8 Litigation; Decrees. There are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against the Company or any of its Subsidiaries that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for such matters as do not and are not likely to have a Company Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against the Company or any Subsidiary of the Company that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against the Company or any Subsidiary of the Company.

               Section 5.9 Absence of Certain Changes. From March 31, 2000 through the date of this Agreement there has not been (i) any event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) any material change by the Company in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, except dividends on the Company Common Stock at a rate of not more than $0.135 per share per semiannual payment, or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

               Section 5.10 Taxes.

               (a) Each of the Company, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it for all periods ended through the date hereof, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) (i) The federal income tax returns of the Company and each of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all deficiencies asserted in writing as a result of such examinations and any other examinations of the Company and its Subsidiaries by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Company Reports, except for deficiencies that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(iii) except as adequately provided for in the Company Reports, no material federal, state, local or foreign income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or foreign income or franchise taxes regarding the Company or any of its Subsidiaries, and no material deficiency for any such income or franchise taxes has been asserted or assessed in writing pursuant to such examination against the Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority with respect to any period; (iv) as of the date hereof, neither the Company nor any of its Subsidiaries has granted in writing any requests, agreements, consents or waivers (that remain in effect) to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of the Company or any of its Subsidiaries; and (v) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or similar agreement (other than agreements between the Company and its Subsidiaries).

               (c) Neither the Company nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority any material closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of the Company or any of its Subsidiaries that would require payment of taxes after the Closing Date.

               (d) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

               (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

               Section 5.11 Employee Benefit Plans. For purposes of this Section 5.11, all references to the "Company" shall be deemed to refer to the Company and any trade or business, whether or not incorporated, that together with the Company would be (or, during the six years prior to the date of this Agreement, has been) deemed or treated as a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 414. Schedule 5.11 of the Company Disclosure Letter contains a list of all employee benefit plans and other benefit arrangements, including any stock purchase, stock option, pension, profit-sharing, retirement, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, disability, life or other insurance, or supplemental unemployment benefits plan, policy, contract, practice or other arrangement, whether or not subject to ERISA or U.S. based and whether written or oral, that is, or within the six year period preceding the date hereof has been, sponsored, maintained or contributed to or required to be contributed to by the Company for the purpose of providing service- or employment-related compensation or benefits to any current or former officer, director, employee, retiree or independent contractor of the Company or members of their respective families (other than directors' and officers' liability policies), whether or not insured, including, without limitation, benefits that are required to be provided under applicable law (the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans and, if applicable, the most recent Form 5500, IRS determination letter, actuarial report, summary plan description, trust or other funding agreement and annual report for each such plan have been made available to Parent. The Company has no commitment or obligation to establish or adopt any new or additional plans or other arrangements that would constitute Company Benefit Plans if adopted, or to increase materially the benefits under any existing Company Benefit Plan. All applicable reporting and disclosure requirements have been met with respect to the Company Benefit Plans except for any noncompliance that does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the extent applicable, the Company Benefit Plans comply, and have been operated in compliance, in all material respects, with the requirements of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code and the requirements of any applicable jurisdiction. With respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code (i) such plan has received a determination letter from the IRS stating that it is so qualified and, to the Company's knowledge, no event has occurred since the date of such letter that would adversely affect such determination or (ii) the remedial amendment period under Code Section 401(b) for such plan has not expired. The Company Benefit Plans have been maintained and operated, in all material respects, in accordance with their terms. To the Company's knowledge, there are no pending or anticipated claims against or otherwise involving any Company Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made. Neither the Company nor any Company Benefit Plan provides for medical, life insurance or health benefits or other welfare benefits after a Company employee's termination of employment (including retirement) except for continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder or coverage mandated by applicable law outside the U. S., and the Company has not represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Company Benefit Plan is a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code. With respect to each Company Benefit Plan, the present value of accrued benefits under such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits or, to the extent the amount by which the present value of the accrued benefits exceeds the current value of plan assets, the financial statements of the Company and its Subsidiaries made available to Parent fairly reflect such liabilities in the aggregate. To the Company's knowledge, no prohibited transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any excise tax or other liability under the Code or ERISA. The Company does not contribute to, and has no obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any "employee pension benefit plan," as defined in Section 3(2) of ERISA, that is subject to the funding requirements of Title IV of ERISA or Section 412 of the Code. The Company has no actual or contingent obligation to make any payments that would be "excess parachute payments" under Section 280G of the Code. Neither the execution of this Agreement nor the performance of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any policy, arrangement, agreement or benefit plan, or any trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or other compensation or obligations to fund benefits with respect to any employee or former employee of the Company.

               Section 5.12 Labor Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement with a labor union or labor organization, U.S. or foreign, and (ii) to the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

               Section 5.13 Environmental Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

               (a) there are not any past or present conditions or circumstances relating to any substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substance Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law (as defined below) ("Hazardous Material") that interfere with the conduct of the business of the Company and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to pollution or protection of human health or the environment ("Environmental Law");

               (b) there are not any past or present conditions or circumstances at, or arising out of, any current or former businesses, assets or properties of the Company or any Subsidiary of the Company, including but not limited to on-site or off-site disposal or release of any Hazardous Materials, which would reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action ("Cleanup") under any Environmental Law, (ii) any fines or penalties or (iii) claims arising for personal injury, property damage or damage to natural resources;

               (c) neither the Company nor any of its Subsidiaries has (i) given or received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the Cleanup of any Hazardous Materials;

               (d) neither the Company nor any of its Subsidiaries have transported or arranged for the transportation (directly or indirectly) of any Hazardous Materials to any location which is listed or proposed for listing on the nationwide priorities list established under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state list or to any location to which the transportation (directly or indirectly) of any Hazardous Materials violates any Environmental Law of any foreign state or jurisdiction; and

               (e) no oral or written notification of a release (as defined in 42 U.S.C. Section 9601) of a Hazardous Materials has been filed by or on behalf of the Company or any of its Subsidiaries, and no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the nationwide priorities list established promulgated pursuant to CERCLA.

               Section 5.14 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there are no pending proceedings challenging the validity of any of the foregoing which have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The conduct of the Company's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there is no material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               Section 5.15 Insurance. The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts which are appropriate for the businesses of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.


               Section 5.16 Customs Broker and Other Licenses and Approvals.

               (a) The Company and each of its Subsidiaries that is engaged in the Customs Business (as defined below) is a duly licensed Customs Broker (as defined below), and holds a valid permit in each location where it conducts Customs Business, under 19 U.S.C. Section 1641 and applicable Customs regulations. Such licenses and permits are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise. The Company and each of its Subsidiaries that is engaged in the Customs Business maintains a licensed officer required under 19 C.F.R. Section 111.11(c) in support of its corporate license and employs a licensed person in each Customs broker district as required under 19 C.F.R. Section 111.19.

               (b) The Company and each of its Subsidiaries that is engaged in the Customs Business has complied in all respects with 19 U.S.C. Section 1641 and 19 C.F.R. Part III.

               (c) The Company and each separately incorporated branch office where the Company acts as an Ocean Freight Forwarder (as defined below) or a Non-Vessel Operating Common Carrier (as defined below) is duly licensed as an Ocean Transportation Intermediary (as defined below) by the FMC and is in full compliance with all laws and regulations applicable to Ocean Transportation Intermediaries. Such licenses are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise.

               (d) The Company and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder (as defined below) or Ocean Transportation Intermediary is in compliance with the laws and regulations administered by Customs, the United States Department of Commerce, and the FMC. There are no claims pending against, or to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, by Customs, the United States Department of Commerce, or the FMC for duties, taxes, fees, penalties or liquidated damages in excess of $10,000 each or $300,000 in the aggregate.

               (e) The Company and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder or Ocean Transportation Intermediary is not the subject of any investigation, audit, debarment, denial order, charging letter, or license revocation or suspension proceeding by Customs, the United States Department of Commerce, or the FMC.

               (f) "Customs Business" means those activities involving transactions with Customs concerning the entry and admissibility of merchandise, its classification and valuation, the payment of duties, taxes, or other charges assessed or collected by Customs upon merchandise by reason of its importation, or the refund, rebate, or drawback thereof, as well as the preparation of documents or forms in any format and the electronic transmission of documents, invoices, bills, or parts thereof, intended to be filed with Customs in furtherance of such activities, whether or not signed or filed by the preparer, or activities relating to such preparation. "Customs Broker" means any person granted a customs broker's license by the Secretary of the Treasury.

               (g) "Ocean Transportation Intermediary" means an Ocean Freight Forwarder or a Non-Vessel Operating Common Carrier. "Ocean Freight Forwarder" means a person that: (1) in the United States, dispatches shipments from the United States via a common carrier and books or otherwise arranges space for those shipments on behalf of shippers; and (2) processes the documentation or performs related activities incident to those shipments. "Non-Vessel Operating Common Carrier" means a common carrier that does not operate the vessels by which the ocean transportation is provided, and is a shipper in its relationship with an ocean common carrier.

               (h) "Air Freight Forwarder" means a person that dispatches shipments from the United States via an air carrier and books or otherwise arranges space for those shipments on behalf of shippers or acts as a shipper and processes the documentation or performs related activities incident to those shipments.

               Section 5.17 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

               Section 5.18 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

               Section 5.19 Parent Stock Ownership. Neither the Company nor any of its Subsidiaries owns any shares of capital stock of Parent or any other securities convertible into or otherwise exercisable to acquire capital stock of Parent.

               Section 5.20 Reorganization. Neither the Company nor any of its Subsidiaries has taken or failed to take any action, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code (and comparable provisions of applicable state or local laws).

               Section 5.21 Pooling. Neither the Company nor any of its Subsidiaries or Rule 145 Affiliates has taken or failed to take any action, as a result of which the Merger would not qualify as a "pooling of interests" for financial accounting purposes.

               Section 5.22 Vote Required. The only vote of the holders of any class or series of Company capital stock necessary to approve any transaction contemplated by this Agreement is the affirmative vote in favor of approval and adoption of the Merger and this Agreement and the transactions contemplated hereby by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

               Section 5.23 Certain Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), except as set forth in the Company Reports, or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted.

               Section 5.24 Amendment to the Company Rights Agreement. The Company has amended or taken other action under the Company Rights Agreement so that none of the execution and delivery of this Agreement, the Stock Option Agreements or the Stockholder Agreements, or the conversion of shares of Company Common Stock into the right to receive shares of Parent Common Stock in accordance with Article 4 of this Agreement, the issuance of shares of Company Common Stock upon exercise of the option granted to Parent pursuant to the applicable Stock Option Agreement, and the consummation of the Merger or any other transactions contemplated hereby or by the Stock Option Agreement or the Stockholder Agreements, will cause (i) the Company Rights to become exercisable under the Company Rights Agreement, (ii) Parent or any of its shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), (iii) any such event to be an event described in Sections 11(a)(ii) or 13 of the Company Rights Agreement or (iv) the "Shares Acquisition Date" or the "Distribution Date" (each as defined in the Company Rights Agreement) to occur upon any such event, and so that the Company Rights will expire immediately prior to the Effective Time. The Company has delivered to Parent a true and complete copy of the Company Rights Agreement, as amended to date.

                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

               Except as set forth in the disclosure letter delivered to the Company concurrently with the execution hereof (the "Parent Disclosure Letter"), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

               Section 6.1 Existence; Good Standing; Corporate Authority. Parent and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 10.9). Parent has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, except where the failure to possess such power and authority does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The copies of Parent's articles of incorporation and bylaws previously made available to the Company are true and correct and contain all amendments as of the date hereof.

               Section 6.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreements, the Stockholder Agreement to which it is a party and all other agreements and documents contemplated hereby and thereby. The consummation by each of Parent and Merger Sub of the transactions contemplated hereby and by the Stock Option Agreements has been duly authorized by all requisite corporate action on behalf of the Company, other than the approvals referred to in Section 6.22. This Agreement, the Stockholder Agreement to which it is a party and the Stock Option Agreements constitute the valid and legally binding obligations of each of Parent and Merger Sub to the extent it is a party, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Parent has taken all action necessary to render the restrictions set forth in Part Thirteen of the Texas Business Corporation Act inapplicable to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements and the transactions contemplated hereby and thereby. No other U.S. or State takeover or business combination statute to which Parent or any of its Subsidiaries is subject applies or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby. There is no foreign takeover or business combination statute that applies or purports to apply to Parent or any of its Subsidiaries which would require any filing or the taking of any other action by Parent or its Subsidiaries as a result of the execution or delivery of this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby and which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect if such filing was not made or such action was not taken.

               Section 6.3 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of Parent ("Parent Preferred Stock"), and as of June 23, 2000, there were 28,573,881 shares of Parent Common Stock issued and outstanding and 4,638,547 shares of Parent Common Stock issuable upon exercise of outstanding Parent options and no shares of Parent Preferred Stock issued and outstanding. All such issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth in this Section 6.3 or in the Stock Option Agreements and except for any shares of Parent Common Stock issued pursuant to Parent options outstanding as of June 23, 2000 or thereafter granted as permitted by this Agreement, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Parent or any of its Subsidiaries. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

               Section 6.4 Subsidiaries.

               (a) Each of Parent's Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing (where applicable) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all Liens, except such Liens as do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries own any shares of capital stock or other ownership interests in any corporation, partnership, limited liability company or other entity, except for shares of capital stock or other ownership interests in Parent's Subsidiaries.

               (b) All of the outstanding shares of capital stock of Merger Sub are owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

               Section 6.5 No Violation of Law. Neither Parent nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation, U.S. or foreign, to which Parent or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, the Specified Governmental Regulations), except (1) as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or
(2) as pertains to laws, ordinances, governmental rules or regulations, U.S. or foreign, relating to taxes paid or payable by Parent or any of its Subsidiaries or with respect to any of their respective properties or assets, which matters are addressed in Section 6.10 hereof. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except where the failure so to hold does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no investigation by any governmental authority with respect to Parent or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               Section 6.6 No Conflict.

               (a) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the execution and delivery by Parent of the Stock Option Agreements nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the articles or certificate of incorporation or bylaws of Parent or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit (including, without limitation, any Parent Permit), lease, contract, agreement, joint venture, sponsor agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except for such matters described in clause (ii) or (iii) as do not and are not likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (b) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the execution and delivery by Parent of the Stock Option Agreements or the Stockholder Agreement to which it is a party nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, U.S. or foreign (including, without limitation, under the Specified Governmental Regulations), other than Regulatory Filings and listing on the Nasdaq National Market of the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be issued upon exercise of the option granted to the Company pursuant to the applicable Stock Option Agreement.

               Section 6.7 SEC Documents. Parent has made available to the Company each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Parent with the SEC since September 30, 1999, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income, cash flows and shareholders' equity of Parent included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and
(ii) liabilities or obligations which do not have and would not reasonably be expected to have, individually or in the aggregate (together with those described in clause (i)), a Parent Material Adverse Effect.

               Section 6.8 Litigation; Decrees. There are no actions, suits or proceedings pending against Parent or any of its Subsidiaries or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Parent or any of its Subsidiaries that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except for such matters as do not and are not likely to have a Parent Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Parent or any Subsidiary of the Parent that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Parent or any Subsidiary of Parent.

               Section 6.9 Absence of Certain Changes. From March 31, 2000 through the date of this Agreement, there has not been (i) any event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) any material change by Parent in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

               Section 6.10 Taxes.

               (a) Each of Parent, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it for all periods ended through the date hereof, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (b) (i) The federal income tax returns of Parent and each of its Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all deficiencies asserted in writing as a result of such examinations and any other examinations of Parent and its Subsidiaries by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Parent Reports, except for deficiencies that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (iii) except as adequately provided for in the Parent Reports, no material federal, state, local or foreign income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or foreign income or franchise taxes regarding Parent or any of its Subsidiaries, and no material deficiency for any such income or franchise taxes has been asserted or assessed in writing pursuant to such examination against Parent or any of its Subsidiaries by any federal, state, local or foreign taxing authority with respect to any period; (iv) as of the date hereof, neither Parent nor any of its Subsidiaries has granted in writing any requests, agreements, consents or waivers (that remain in effect) to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of Parent or any of its Subsidiaries; and (v) neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or similar agreement (other than agreements between Parent and its Subsidiaries).

               (c) Neither Parent nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority any material closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of Parent or any of its Subsidiaries that would require payment of taxes after the Closing Date.

               (d) Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

               (e) Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               Section 6.11 Employee Benefit Plans. For purposes of this Section 6.11, all references to "Parent" shall be deemed to refer to Parent and any trade or business, whether or not incorporated, that together with Parent would be (or, during the six years prior to the date of this Agreement, has been) deemed or treated as a "single employer" within the meaning of Section 4001 of ERISA, or Code Section 414. Schedule 6.11 of the Parent Disclosure Letter contains a list of all employee benefit plans and other benefit arrangements, including any stock purchase, stock option, pension, profit-sharing, retirement, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, disability, life or other insurance, or supplemental unemployment benefits plan, policy, contract, practice or other arrangement, whether or not subject to ERISA or U.S. based and whether written or oral, that is, or within the six year period preceding the date hereof has been, sponsored, maintained or contributed to or required to be contributed to by Parent for the purpose of providing service- or employment-related compensation or benefits to any current or former officer, director, employee, retiree or independent contractor of Parent or members of their respective families (other than directors' and officers' liability policies), whether or not insured, including, without limitation, benefits that are required to be provided under applicable law (the "Parent Benefit Plans"). True and complete copies of the Parent Benefit Plans and, if applicable, the most recent Form 5500, IRS determination letter, actuarial report, summary plan description, trust or other funding agreement and annual report for each such plan have been made available to the Company. Parent has no commitment or obligation to establish or adopt any new or additional plans or other arrangements that would constitute Parent Benefit Plans if adopted, or to increase materially the benefits under any existing Parent Benefit Plan. All applicable reporting and disclosure requirements have been met with respect to the Parent Benefit Plans except for any noncompliance that does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse

Effect. To the extent applicable, the Parent Benefit Plans comply, and have been operated in compliance, in all material respects, with the requirements of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code and the requirements of any applicable jurisdiction. With respect to any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code (i) such plan has received a determination letter from the IRS stating that it is so qualified and, to Parent's knowledge, no event has occurred since the date of such letter that would adversely affect such determination or (ii) the remedial amendment period under Code Section 401(b) for such plan has not expired. The Parent Benefit Plans have been maintained and operated, in all material respects, in accordance with their terms. To Parent's knowledge, there are no pending or anticipated claims against or otherwise involving any Parent Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan, except for any of the foregoing which does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All material contributions required to be made as of the date hereof to Parent Benefit Plans have been made. Neither Parent nor any Parent Benefit Plan provides for medical, life insurance or health benefits or other welfare benefits after a Parent employee's termination of employment (including retirement) except for continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder or coverage mandated by applicable law outside the U.S., and Parent has not represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Parent Benefit Plan is a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code. With respect to each Parent Benefit Plan, the present value of accrued benefits under such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits or, to the extent the amount by which the present value of accrued benefits exceeds the current value of plan assets, the financial statements of Parent and its Subsidiaries made available to the Company fairly reflect such liabilities in the aggregate. To the Parent's knowledge, no prohibited transaction has occurred with respect to any Parent Benefit Plan that would result in the imposition of any excise tax or other liability under the Code or ERISA. Parent does not contribute to, and has no obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any "employee pension benefit plan," as defined Section 3(2) of ERISA, that is subject to the funding requirements of Title IV of ERISA or Section 412 of the Code. Parent has no actual or contingent obligation to make any payments that would be "excess parachute payments" under Section 280G of the Code. Neither the execution of this Agreement nor the performance of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any policy, arrangement, agreement or benefit plan, or any trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or other compensation or obligations to fund benefits with respect to any employee or former employee of Parent.

                  Section 6.12 Labor Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any of its Subsidiaries is a party to, or bound by any collective bargaining agreement, contract or other agreement with a labor union or labor organization, U.S. or foreign, and (ii) to Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its Subsidiaries.

               Section 6.13 Environmental Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

               (a) there are not any past or present conditions or circumstances relating to any Hazardous Material that interfere with the conduct of the business of Parent and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any Environmental Law;

               (b) there are not any past or present conditions or circumstances at, or arising out of, any current or former businesses, assets or properties of Parent or any Subsidiary of Parent, including but not limited to on-site or off-site disposal or release of any Hazardous Material, which would reasonably be expected to give rise to: (i) liabilities or obligations for any Cleanup under any Environmental Law, (ii) any fines or penalties or (iii) claims arising for personal injury, property damage or damage to natural resources;

               (c) neither Parent nor any of its Subsidiaries has (i) given or received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the Cleanup of any Hazardous Materials;

               (d) neither Parent nor any of its Subsidiaries have transported or arranged for the transportation (directly or indirectly) of any Hazardous Materials to any location which is listed or proposed for listing on the nationwide priorities list established under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state list or to any location to which the transportation (directly or indirectly) of any Hazardous Materials violates any Environmental Law of any foreign state or jurisdiction; and

               (e) no oral or written notification of a release (as defined in 42 U.S.C. Section 9601) of a Hazardous Materials has been filed by or on behalf of Parent or any of its Subsidiaries, and no property now or previously owned or leased by Parent or any of its Subsidiaries is listed or proposed for listing on the nationwide priorities list established promulgated pursuant to CERCLA.

                  Section 6.14 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no pending proceedings challenging the validity of any of the foregoing which have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The conduct of Parent's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent's knowledge, there is no material infringement of any proprietary right owned by or licensed by or to Parent or any of its Subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               Section 6.15 Insurance. Parent and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts which are appropriate for the businesses of Parent and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

               Section 6.16 Customs Broker and Other Licenses and Approvals.

               (a) Parent and each of its Subsidiaries that is engaged in the Customs Business is a duly licensed Customs Broker, and holds a valid permit in each location where it conducts Customs Business, under 19 U.S.C. Section 1641 and applicable Customs regulations. Such licenses and permits are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise. Parent and each of its Subsidiaries that is engaged in the Customs Business maintains a licensed officer required under 19 C.F.R. Section 111.11(c) in support of its corporate license and employs a licensed person in each Customs broker district as required under 19 C.F.R. Section 111.19.

               (b) Parent and each of its Subsidiaries that is engaged in the Customs Business has complied in all respects with 19 U.S.C. Section 1641 and 19 C.F.R. Part III.

               (c) Parent and each separately incorporated branch office where Parent acts as an Ocean Freight Forwarder or a Non-Vessel Operating Common Carrier is duly licensed as an Ocean Transportation Intermediary by the FMC and is in full compliance with all laws and regulations applicable to Ocean Transportation Intermediaries. Such licenses are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise.

               (d) Parent and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder or Ocean Transportation Intermediary is in compliance with the laws and regulations administered by Customs, the United States Department of Commerce, and the FMC. There are no claims pending against, or to Parent's knowledge, threatened against or affecting Parent or any of its Subsidiaries, by Customs, the United States Department of Commerce, or the

FMC for duties, taxes, fees, penalties or liquidated damages in excess of $10,000 each or $300,000 in the aggregate.

               (e) Parent and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder or Ocean Transportation Intermediary is not the subject of any investigation, audit, debarment, denial order, charging letter, or license revocation or suspension proceeding by Customs, the United States Department of Commerce, or the FMC.

               Section 6.17 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

               Section 6.18 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to Parent.

               Section 6.19 Company Stock Ownership. Neither Parent nor any of its Subsidiaries owns any shares of capital stock of the Company or any other securities convertible into or otherwise exercisable to acquire capital stock of the Company.

               Section 6.20 Reorganization. Neither Parent nor any of its Subsidiaries has taken or failed to take any action, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code (and comparable provisions of applicable state or local laws).

               Section 6.21 Pooling. Neither Parent nor any of its Subsidiaries or Rule 145 Affiliates has taken or failed to take any action, as a result of which the Merger would not qualify as a "pooling of interests" for financial accounting purposes.

               Section 6.22 Vote Required. The only vote of the holders of any class or series of Parent capital stock necessary to approve any transaction contemplated by this Agreement is (a) the affirmative vote of a majority of the total votes cast on such matter by the holders of shares of Parent Common Stock present in person or by proxy at the meeting to be held in accordance with
Section 7.5 to approve the issuance of Parent Common Stock pursuant to the Merger, (b) the affirmative vote of the holders of at least a majority of the outstanding shares of Parent Common Stock entitled to vote thereon to approve the increase in the number of authorized shares of Parent Common Stock contemplated by this Agreement, and (c) the affirmative vote of the holders of at least a majority of shares of Parent Common Stock present or represented and entitled to vote at the meeting to be held in accordance with Section 7.5 to approve an increase in Parent Common Stock authorized for issuance pursuant to Parent's Long-Term Incentive Plan and the Employee Stock Purchase Plan.

         Section 6.23 Certain Contracts. Neither Parent nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), except as set forth in the Parent Reports, or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, is conducted.


                                    ARTICLE 7

                                    COVENANTS

         Section 7.1 Conduct of Company Businesses. Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, the Stock Option Agreements or the Stockholder Agreement to which it is a party, unless Parent has consented in writing thereto, the Company:

         (a) shall, and shall use commercially reasonable efforts to cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

         (b) shall, and shall use its commercially reasonable efforts to cause each of its Subsidiaries to use its commercially reasonable efforts to, preserve intact their business organizations and goodwill, keep available the services of their officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

         (c) shall not amend its certificate of incorporation or bylaws;

         (d) shall promptly notify Parent of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

         (e) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

         (f) except as provided in Section 7.18, shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or in connection with transactions permitted by Section 7.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except (A) automatic awards to non-employee directors pursuant to the 1995 Nonemployee Director Stock Option Plan of Parent, the 2000 Stock Option Plan for Non-Employee Directors of the Company and the 1999 Stock Option Plan for Non-Employee Directors of the Company and (B) grants of options to new employees consistent with past practice to purchase up to an aggregate of 5,000 shares of Company Common Stock, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) increase any compensation, except as is consistent with past practice and in the ordinary course of business, or enter into or amend any employment agreement with any of its former, present or future employees, officers or directors, except with new employees consistent with past practice and in the ordinary course of business, or enter into or amend any employment agreement and, with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into or amend any employment agreement, (v) adopt any new employee benefit plan or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan, including, without limitation, each of the Company Benefit Plans, in any material respect, except for changes which are less favorable to participants in such plans, or (vi) terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if such termination would entitle the executive officer to receive enhanced separation payments upon consummation of the Merger;

         (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or
(ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, except for the declaration and payment of regular, semiannual dividends, consistent with past practice, not to exceed $0.135 per share of Company Common Stock per semiannual payment;

         (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to the Company, individually or in the aggregate, except in the ordinary course of business or in connection with transactions with entities directly or indirectly wholly owned by the Company ("Company Intercompany Transactions");

         (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or securities in each case for an aggregate consideration for all such acquisitions in excess of $500,000 (excluding acquisitions approved in writing by Parent);

         (j) except as may be required as a result of a change in law, generally accepted accounting principles or SEC rules and regulations, change any of the accounting principles or practices used by it;

         (k) shall, and shall use commercially reasonable efforts to cause any of its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

         (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material express or deemed election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not materially and adversely affect it, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law or except for such changes that are reasonably expected not to materially and adversely affect the Company and Subsidiaries taken as a whole;

         (m) shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for (A) Company Intercompany Transactions, (B) working capital under existing credit or commercial paper facilities in timing and amount in accordance with recent past practices, (C) refinancings of existing debt and (D) other immaterial borrowings that, in the case of (C) and (D), permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others,
(ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on its property or that of its Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures in excess of 5% over the fiscal 2000 capital expenditures budget previously disclosed to Parent;

         (n) shall not purchase any shares of Parent Common Stock or Company Common Stock;

         (o) subject to Section 7.6, shall not take any action, or refuse to take any action reasonably requested by Parent, that is likely to delay materially (but in any event by more than 10 business days) or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body, U.S. or foreign, or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

         (p) during the period from the date of this Agreement through the Effective Time, shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall use commercially reasonable efforts to enforce the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction; and

         (q) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

         Section 7.2 Conduct of Parent Businesses. Prior to the Effective Time, except as set forth in the Parent Disclosure Letter or as expressly contemplated by any other provision of this Agreement, the Stock Option Agreements or the Stockholder Agreement to which it is a party, unless the Company has consented in writing thereto, Parent:

         (a) shall, and shall use its commercially reasonable efforts to cause each of its Subsidiaries to use its commercially reasonable efforts to, preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

         (b) shall not amend its articles of incorporation or bylaws;

         (c) shall promptly notify the Company of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

         (d) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

         (e) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or
(ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

         (f) except for any change of Parents' fiscal year or as may be required as a result of a change in law, generally accepted accounting principles or SEC rules and regulations, change any of the accounting principles or practices used by it;

         (g) shall, and shall cause any of its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

         (h) shall not purchase any shares of Parent Common Stock or Company Common Stock;

         (i) subject to Section 7.6, shall not take any action, or refuse to take any action reasonably requested by the other party, that is likely to delay materially (but in any event by more than 10 business days) or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body, U.S. or foreign, or the expiration of any applicable waiting period required to consummate the transactions consummated by this Agreement; and

         (j) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

         Section 7.3 No Solicitation by the Company.

         (a) The Company agrees that (i) neither it nor any of its Subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Company Representatives")) to, or on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing material non-public information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to (A) any purchase of, or similar transaction involving, any of the assets of the Company or any of its Subsidiaries or any of the Company's voting securities if, as a result of such transaction or series of transactions, another person or group (or the stockholders of such person or group) would acquire 15% or more of the assets, net revenues or net income of the Company (including any ownership interest in any Subsidiary) on a consolidated basis or 10% or more of any class of capital stock of the Company, (B) any tender or exchange offer involving any of the Company's voting securities or (C) any merger, consolidation, dissolution, recapitalization, business combination or similar transaction involving the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "Company Acquisition Proposal") or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a Company Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal; provided that nothing contained in this Agreement shall prevent the Company or the Company Representatives from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal, or (B) prior to the Company Cutoff Date, providing information (pursuant to a confidentiality agreement in reasonably customary form with terms relating to confidentiality at least as favorable to the Company as those set forth in the letter agreement dated June 22, 2000 from the Company to Parent (the "Company Confidentiality Agreement") and which does not contain terms that prevent the Company from complying with its obligations under this Section) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited written Company Acquisition Proposal with respect to all the outstanding capital stock of the Company or all or substantially all the assets of the Company that, in the good faith judgment of a committee composed solely of the outside directors of the Company, taking into account the likelihood of financing and all other legal, regulatory and other aspects of the proposal, and based on the written advice of a financial advisor of recognized national reputation, a copy of which shall be provided to Parent, is superior to the Merger (a "Company Superior Proposal"), if the Board of Directors of the Company, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations.

         (b) Prior to taking any action referred to in Section 7.3(a), if the Company intends to participate in any such discussions or negotiations or provide any such information to any such third party, the Company shall give prompt prior oral and written notice to Parent of each such action. The Company will immediately notify Parent orally and in writing of any such requests for such information or the receipt of any Company Acquisition Proposal or any inquiry with respect to (including, without limitation, any inquiry as to the Company's willingness or ability to entertain offers, proposals or engage in discussions or negotiations), or which could reasonably be expected to lead to, a Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal. The Company will (i) keep Parent fully informed on a timely basis of the status (including any material changes or proposed changes to such terms and conditions or status) of any such requests, Company Acquisition Proposals or inquiries and (ii) provide Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material containing or relating to the terms and conditions of such Company Acquisition Proposal sent or provided to the Company from any third party in connection with any Company Acquisition Proposal or sent or provided by the Company to any third party in connection with any Company Acquisition Proposal. Any written notice under this
Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery.

         (c) Nothing in this Section 7.3 shall permit the Company to enter into any agreement with respect to a Company Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person or group that provides for, or in any way facilitates, a Company Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to the Company as the Company Confidentiality Agreement and which does not contain terms that prevent the Company from complying with its obligations under this Section.

         (d) For purposes hereof, the "Company Cutoff Date" means the date the condition set forth in Section 8.1(a)(i) is satisfied.

         (e) Notwithstanding anything in this Agreement to the contrary, in the event of any inconsistency between this Section 7.3 and the terms of paragraph 7 of the Company Confidentiality Agreement (as defined below), the terms of this
Section 7.3 shall control.

         Section 7.4 No Solicitation by Parent.

         (a) Parent agrees that (i) neither it nor any of its Subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries (Parent, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Parent Representatives")) to, or on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing material non-public information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to (A) any purchase of, or similar transaction involving, any of the assets of Parent or any of its Subsidiaries or any of Parent's voting securities if, as a result of such transaction or series of transactions, another person or group (or the stockholders of such person or group) would acquire a majority of the assets, net revenues or net income of Parent (including any ownership interest in any Subsidiary) on a consolidated basis or a majority of the voting securities of Parent, (B) any tender or exchange offer involving a majority of Parent's voting securities or (C) any merger, consolidation, dissolution, recapitalization, business combination or similar transaction involving Parent or any of its Subsidiaries if, as a result of such transaction or series of transactions, the shareholders of Parent would not hold more than a majority of the voting securities of the surviving corporation or its ultimate parent (any such proposal or offer being hereinafter referred to as a "Parent Acquisition Proposal") or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a Parent Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal; provided that nothing contained in this Agreement shall prevent Parent or the Parent Representatives from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal, or (B) prior to the Parent Cutoff Date, providing information (pursuant to a confidentiality agreement in reasonably customary form with terms relating to confidentiality at least as favorable to the Parent as those set forth in the letter agreement dated June 22, 2000 from Parent to the Company (the "Parent Confidentiality Agreement" and collectively with the Company Confidentiality Agreement, the "Confidentiality Agreements") and which does not contain terms that prevent Parent from complying with its obligations under this Section) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited written Parent Acquisition Proposal with respect to all the outstanding capital stock of the Parent or all or substantially all the assets of the Parent that, in the good faith judgment of a committee composed solely of the outside directors of the Parent, taking into account the likelihood of financing and all other legal, regulatory and other aspects of the proposal, and based on the written opinion (with only customary qualifications) of a financial advisor of recognized national reputation, a copy of which shall be provided to the Company, is superior to the Merger (a "Parent Superior Proposal"), if the Board of Directors of Parent, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations.

         (b) Prior to taking any action referred to in Section 7.4(a), if Parent intends to participate in any such discussions or negotiations or provide any such information to any such third party, Parent shall give prompt prior oral and written notice to the Company of each such action. Parent will immediately notify the Company orally and in writing of any such requests for such information or the receipt of any Parent Acquisition Proposal or any inquiry with respect to (including, without limitation, any inquiry as to Parent's willingness or ability to entertain offers, proposals or engage in discussions or negotiations), or which could reasonably be expected to lead to, a Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and the material terms and conditions of any Parent Acquisition Proposal. Parent will (i) keep the Company fully informed on a timely basis of the status (including any material changes or proposed changes to such terms and conditions or status) of any such requests, Parent Acquisition Proposals or inquiries and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material containing or relating to the terms and conditions of such Parent Acquisition Proposal sent or provided to Parent from any third party in connection with any Parent Acquisition Proposal or sent or provided by Parent to any third party in connection with any Parent Acquisition Proposal. Any written notice under this Section 7.4 shall be given by facsimile with receipt confirmed or personal delivery.

         (c) Nothing in this Section 7.4 shall permit Parent to enter into any agreement with respect to a Parent Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, Parent shall not enter into any agreement with any person or group that provides for, or in any way facilitates, a Parent Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to the Parent as the Parent Confidentiality Agreement and which does not contain terms that prevent Parent from complying with its obligations under this Section.

         (d) For purposes hereof, the "Parent Cutoff Date" means the date the condition set forth in Section 8.1(a)(ii) is satisfied.

         Section 7.5 Meetings of Stockholders.

         (a) Each of Parent and the Company will take all action necessary in accordance with applicable law and its articles or certificate of incorporation and bylaws to convene a meeting of its shareholders or stockholders as promptly as practicable to consider and vote upon (i) in the case of Parent, (A) the approval of the issuance of the shares of Parent Common Stock pursuant to the Merger contemplated hereby and (B) at the discretion of the Parent, amendments to Parent's articles of incorporation and stock plans described in Section 6.22 and (ii) in the case of the Company, the approval and adoption of this Agreement and the approval of the Merger. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their commercially reasonable efforts to cause such meetings to occur on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, (A) the Company shall submit this Agreement and the Merger to its stockholders whether or not the Board of Directors of the Company withdraws, modifies or changes its recommendation and declaration regarding such matter and (B) Parent shall submit the issuance of the shares of Parent Common Stock pursuant to the Merger contemplated hereby to its shareholders whether or not the Board of Directors of Parent withdraws, modifies or changes its recommendation and declaration regarding such matter.

         (b) Each of the Company and Parent, through its Boards of Directors, shall recommend approval of such matters in Section 7.5(a)(i)(A) and Section 7.5
(a)(ii) and use its best efforts to solicit from its stockholders proxies in favor of such matters; provided, however, that the Board of Directors of Parent or the Board of Directors of the Company may at any time prior to the Company Cut-Off Date or the Parent Cut-Off Date upon five business days' prior written notice to the Company or Parent, respectively, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Company Superior Proposal or Parent Superior Proposed, as the case may be, if in the good faith opinion of a committee of such Board of Directors composed solely of outside directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Company Superior Proposal or Parent Superior

Proposal, as the case may be, would be reasonably likely to be inconsistent with its fiduciary obligations.

         Section 7.6 Filings; Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, the Company and Parent shall:

         (a) promptly (but in not more than 20 business days from the date hereof) make their respective filings under the HSR Act and Non-U.S. Antitrust Laws to be made pursuant to Section 8.1(b) of this Agreement with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act and Non-U.S. Antitrust Laws;

         (b) use their commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby, including, but not limited to, filings required by Specified Governmental Regulations; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Parent Material Adverse Effect or a Company Material Adverse Effect;

         (c) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental or regulatory authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any such governmental or regulatory authority;

         (d) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental or regulatory authority, gives the other party the opportunity to attend and participate thereat;

         (e) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their respective affiliates and representatives, on the one hand, and any government or regulatory authority, or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby;

         (f) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws; and

         (g) use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, recommend, suggest or commit to any divestiture of assets or businesses of the Company and its Subsidiaries.

         (h) Nothing in this Agreement shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to the HSR Act, Non-US Antitrust Laws or other antitrust, competition or premerger notification or trade regulation law, regulation of order.

         Section 7.7 Inspection. From the date hereof to the Effective Time, each of the Company and Parent shall allow all designated officers, attorneys, accountants and other representatives of Parent or the Company, as the case may be, access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Parent and the Company and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.7 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 7.7 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.7 shall be governed by the Confidentiality Agreements.

         Section 7.8 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

         Section 7.9 Registration Statement.

         (a) Each of Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the shares of Parent Common Stock issuable pursuant to the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of Parent and of the stockholders of the Company in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use its commercially reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary foreign, state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

         (b) Each of Parent and the Company will use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the date hereof.

         (c) Each of Parent and the Company agrees to ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Parent and of the Company, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

         Section 7.10 Listing Application. Parent shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock issuable pursuant to the Merger, and shall use its commercially reasonable efforts to obtain, prior to the

Effective Time, approval for the listing of such shares of Parent Common Stock, subject to official notice of issuance.


         Section 7.11 Letters of Accountants.

         (a) The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Parent with regard to certain financial information regarding the Company included in the Form S-4, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         (b) Parent shall use its commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to the Company, with regard to certain financial information regarding Parent included in the Form S-4, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 7.12 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company and Parent shall each cause to be prepared and delivered to the other a list identifying all persons who, at the time of the meetings of stockholders and shareholders pursuant to Section 7.5, the Company or Parent, as the case may be, believes may be deemed to be "affiliates" of the Company or Parent, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock received by such Rule 145 Affiliates pursuant to the Merger. The Company shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. The Company and Parent shall each use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list, to sign as soon as possible after the date hereof, but in any event on or prior to the thirtieth day prior to the Effective Time a written agreement, in the form to be approved by the Company and Parent that such party will not sell or in any other way reduce such party's risk relative to any shares of Parent Common Stock or Company Common Stock (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 (or any successor thereto) issued by the SEC.

         Section 7.13 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except (a) that all expenses incurred in connection with the printing and mailing of the Proxy Statement/Prospectus and the Form S-4, as well as the filing fees related thereto, shall be shared equally by the Company, on the one hand, and Parent, on the other hand, and (b) as expressly provided herein or as otherwise agreed in writing by the parties.

         Section 7.14 Indemnification and Insurance.

         (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (or any Subsidiary or division thereof) and each person who served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent and the Surviving Corporation shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent and the Surviving Corporation, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and upon receipt of any undertaking required by applicable law, and (ii) Parent and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that Parent and the Surviving Corporation shall not be obligated pursuant to this Section
7.14 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

         (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Action, in the certificate of incorporation and bylaws of the Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted within such period shall continue until the disposition or resolution of such Action.

         (c) For a period of six years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who now are, or at any time prior to the date hereof were, covered by the

Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided that Parent and the Surviving Corporation shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof (the amount of which premium is set forth in the Company Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

         (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the DGCL or otherwise. The provisions of this Section 7.14 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

         (e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.14.

         Section 7.15 Certain Benefits.

         (a) At the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries to continue the employment of all of the employees of the Company and its Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Parent, the Surviving Corporation, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and the Surviving Corporation and its Subsidiaries will have the right, in their discretion and subject to this Section 7.15, to alter the salaries, wages and terms of employment of such employees after the Effective Time.

         (b) With respect to each Affected Employee, Parent shall cause the Surviving Corporation to deem the period of employment with the Company and its Subsidiaries to have been employment and service with Parent for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual) under all employee benefit plans, programs, policies or similar employment related arrangements to the extent service with Parent is recognized thereunder. Parent shall waive, and to the extent necessary to effect the terms hereof, shall use its best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the Effective Time of those Affected Employees and their dependents who were covered immediately prior to the Effective Time under a group health plan maintained by the Company, but only to the extent that such medical condition would be covered by Parent's or the Surviving Corporation's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under the Company's group health plan prior to the Effective Time. Further, Parent shall cause the Surviving Corporation to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the Effective Time occurs, with any applicable expenses already incurred during such year under the Company's group health plan.

         (c) Effective on or before January 1, 2002, Parent agrees to extend to the employees of the Surviving Corporation and its Subsidiaries who are based in the United States eligibility for the employee benefit plans and programs available to similarly situated employees of Parent.

         (d) The Company shall, as promptly as practicable after the date hereof, use its best efforts to clarify or amend the Sharesave Scheme 2000 or take other actions requested by Parent so that, on and after the Effective Time, no shares of Company Common Stock will be issued or issuable under such scheme.

         Section 7.16 Reorganization; Pooling.

         (a) From and after the date hereof and until the Effective Time, none of Parent, the Company, or any of their respective Subsidiaries shall knowingly take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law) or enter into any contract, agreement, commitment or arrangement to take or fail to take any such action.

         (b) From and after the date hereof and until the Effective Time, none of the Company, Parent or any of their respective Subsidiaries shall knowingly take any action, or fail to take any reasonable action, that would prevent the treatment of the Merger as a "pooling of interests" for financial accounting purposes or enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the parties shall use its commercially reasonable efforts to obtain the letter from its independent public accountant referred to in Sections 8.2(c) and 8.3(c).

         (c) Following the Effective Time, neither Parent nor any of its Subsidiaries shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law).

         Section 7.17 Rights Agreement. Prior to the Effective Time, the Board of Directors of the Company shall take any action (including, if necessary, amending or terminating (but with respect to termination, only as of immediately prior to the Effective Time) the Rights Agreement) necessary so that none of the execution and delivery of this Agreement or the Stock Option Agreements, the Stockholder Agreements, the conversion of shares of Company Common Stock into the right to receive shares of Parent Common Stock in accordance with Article 4 of this Agreement, the issuance of Company Common Stock upon exercise of the option granted to Parent pursuant to the applicable Stock Option Agreement, the consummation of the Merger, or any other transaction contemplated hereby, by the Stock Option Agreements or by the Stockholder Agreements will cause (i) the Company Rights to become exercisable under the Company Rights Agreement, (ii) Parent or any of its shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), (iii) any such event to be an event described in Section 11(a)(ii) or 13 of the Company Rights Agreement or
(iv) the "Shares Acquisition Date" or the "Distribution Date" (each as defined in the Company Rights Agreement) to occur upon any such event, and so that the Company Rights will expire immediately prior to the Effective Time. Neither the Board of Directors of the Company nor the Company shall take any other action to
(a) terminate the Company Rights Agreement, (b) redeem the Company Rights, (c) amend the Company Rights Agreement in a manner adverse to Parent, or (d) cause any person not to be or become an "Acquiring Person."

         Section 7.18 Agreement with Employees. Prior to the Effective Time, the Company shall use its best efforts to enter into employment agreements with key individuals identified by Parent. The employment agreements shall contain such terms and conditions, including non-competition covenants, as the Parent shall reasonably require, and shall become effective at the Effective Time.

                                    ARTICLE 8

                                   CONDITIONS

         Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) (i) This Agreement and the Merger shall have been adopted and approved by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon; and

         (ii) the issuance of shares of Parent Common Stock pursuant to the Merger shall have been approved by the affirmative vote of the holders of a majority of the total votes cast on such matter by holders of shares of Parent Common Stock.

         (b) The waiting period applicable to the consummation of the Merger shall have expired or been terminated under (i) the HSR Act and (ii) any Non-U.S. Antitrust Laws where the failure to observe any such mandatory waiting period referred to in this clause (ii) has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a Company Material Adverse Effect.

         (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to comply with

Section 7.6, and with respect to other matters not covered by Section 7.6 to use its commercially reasonable efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority, U.S. or foreign, which prohibits or makes unlawful the consummation of the Merger.

         (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

         (e) The shares of Parent Common Stock to be issued pursuant to the Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

         (f) Other than the filing of the Certificate of Merger provided for under Article 1, all consents, approvals, authorizations of, or filings or registrations with and notices to any governmental or regulatory authority, U.S. or foreign, required of Parent on the one hand and the Company on the other hand, or any of their Subsidiaries, to consummate the Merger and the other transactions contemplated hereby shall have been made and obtained except for any consent, approval or authorization the failure of which to obtain and for any filing, registration or notice the failure of which to make do not have and would not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a Company Material Adverse Effect.

         (g) There shall not be pending or threatened in writing any governmental claim, proceeding or action seeking to restrain or prohibit the consummation of the Merger and the other transactions contemplated hereby.

         Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Closing Date of the following conditions:

         (a) Parent shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, except for any such failure to perform as is both (1) inadvertent and for which Parent uses its best efforts to cure following the discovery of such failure to perform and (2) did not have and would not reasonably be expected to have, individually or in the aggregate with any other such failures, a Material Adverse Effect with respect to Parent or the Company, and the Company shall have received a certificate of Parent, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

         (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all respects only as of the specified date), except as expressly contemplated by this Agreement and except for such breaches of representations and inaccuracies in warranties that do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the

Company shall have received a certificate of Parent, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect. For purposes of this Section 8.2(b) only, in determining whether representations and warranties are true and correct in all respects, no effect shall be given to any exceptions or limitations contained in such representations and warranties relating to materiality or to a Parent Material Adverse Effect.

         (c) The Company shall have received from Deloitte & Touche LLP, the Company's independent public accountants, a letter, a copy of which shall be furnished to Parent, indicating that no conditions exist that would preclude the Company from being eligible to be a party to a "pooling of interests" relative to this transaction for financial accounting purposes.

         (d) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would reasonably be expected to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Parent Material Adverse Effect.

         Section 8.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Closing Date of the following conditions:

         (a) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, except for any such failure to perform as is both
(1) inadvertent and for which the Company uses its best efforts to cure following the discovery of such failure to perform and (2) did not have and would not reasonably be expected to have, individually or in the aggregate with any other such failures, a Material Adverse Effect with respect to Parent or the Company, and Parent shall have received a certificate of the Company, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

         (b) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all respects only as of the specified date), except as expressly contemplated by this Agreement and except for such breaches of representations and inaccuracies in warranties that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate of the Company, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect. For purposes of this Section 8.3(b) only, in determining whether representations and warranties are true and correct in all respects, no effect shall be given to any exceptions or limitations contained in such representations and warranties relating to materiality or to a Company Material Adverse Effect.

         (c) Parent shall have received from PricewaterhouseCoopers LLP, Parent's independent public accountants, a letter, a copy of which shall be furnished to the Company, indicating that the Merger will be treated as a "pooling of interests" for financial accounting purposes.

         (d) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would reasonably be expected to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Company Material Adverse Effect.

         (e) Parent shall have received from each Rule 145 Affiliate an agreement to the effect set forth in Section 7.12.

                                    ARTICLE 9

                                   TERMINATION

         Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

         Section 9.2 Termination by Parent or the Company. This Agreement may be terminated by action of the Board of Directors of Parent or of the Company if:

         (a) the Merger shall not have been consummated by February 15, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

         (b) the approval of the Company's stockholders required by Section 8.1(a)(i) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof;

         (c) the approval of Parent's shareholders required by Section 8.1(a)(ii) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; or

         (d) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission, U.S. or foreign, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non- appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used its commercially reasonable efforts to remove such injunction, order or decree.

         Section 9.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of the Company after consultation with its outside legal advisors, if:

         (a) (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) or 8.3(b) would not be satisfied; or

         (b) the Board of Directors of Parent shall have withdrawn or materially modified, in a manner adverse to the Company, its approval or recommendation of the issuance of shares of Parent Common Stock pursuant to the Merger or recommended a Parent Acquisition Proposal, or resolved to do so.

         Section 9.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of Parent after consultation with its outside legal advisors, if:

         (a) (i) there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to the Company by Parent; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Parent if Parent or Merger Sub, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in
Section 8.2(a) or 8.2(b) would not be satisfied; or

         (b) the Board of Directors of the Company shall have withdrawn or materially modified, in a manner adverse to Parent, its approval or recommendation of the Merger or recommended a Company Acquisition Proposal, or resolved to do so.

         Section 9.5 Effect of Termination.

         (a) If this Agreement is terminated

         (i) by the Company or Parent pursuant to Section 9.2(b) [failure to obtain Company stockholders approval], after the public announcement of a Company Acquisition Proposal (whether or not the Company Acquisition Proposal is still pending or has been consummated); or

         (ii) by Parent pursuant to Section 9.4(b) [withdrawal of Company recommendation to stockholders], after the public announcement or receipt by the Company's Board of Directors of a Company Acquisition Proposal (whether or not the Company Acquisition Proposal is still pending or has been consummated);

then the Company shall pay Parent a fee of $16 million (subject to reduction pursuant to Section 7 of the applicable Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by Parent.

         (b) If this Agreement is terminated

         (i) by the Company or Parent pursuant to Section 9.2(c) [failure to obtain Parent shareholder approval], after the public announcement of a Parent Acquisition Proposal (whether or not the Parent Acquisition Proposal is still pending or has been consummated); or

         (ii) by the Company pursuant to Section 9.3(b) [withdrawal of Parent recommendation to shareholders], after the public announcement or receipt by Parent's Board of Directors of a Parent Acquisition Proposal (whether or not the Parent Acquisition Proposal is still pending or has been consummated);

then Parent shall pay the Company a fee of $16 million (subject to reduction pursuant to Section 7 of the applicable Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by the Company.

         (c) If this Agreement is terminated by the Company or Parent pursuant to Section 9.2(b) other than in circumstances covered by Section 9.5(a), then the Company shall pay Parent a fee of $3 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by the Company or Parent pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Parent shall pay the Company a fee of $3 million to reimburse it for its costs and expenses incurred in connection with this transaction.

         (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.13 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement. The Confidentiality Agreements shall survive any termination of this Agreement prior to the Effective Time, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered by any party hereunder.

         Section 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         Section 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Articles 2, 3 and 4 and in Sections 7.12, 7.13, 7.14, 7.15 and 7.16 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

         Section 10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with confirmation of receipt or proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         (a)  if to Parent or Merger Sub:

                      James R. Crane
                      President, Chief Executive Officer and
                      Chairman of the Board of Directors
                      EGL, Inc.
                      15350 Vickery Drive
                      Houston, Texas  77032
                      Facsimile: (281) 618-3204

              with a copy to:

                      Gene J. Oshman, Esq.
                      Baker Botts L.L.P.
                      One Shell Plaza
                      910 Louisiana
                      Houston, Texas  77002-4995
                      Facsimile:  (713) 229-1522

         (b)  if to the Company:

                      Peter Gibert
                      Chairman and Chief Executive Officer
                      Circle International Group, Inc.
                      260 Townsend Street
                      San Francisco, California 94107
                      Facsimile: (415) 978-0773

              with a copy to:

                      John F. Seegal, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                      Old Federal Reserve Bank Building
                      400 Sansome Street
                      San Francisco, California 94111-3143
                      Facsimile:  (415) 773-5759

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or three business days after so mailed.

         Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 3.3, Article 4 and Sections 7.14 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

         Section 10.4 Entire Agreement. This Agreement, the Stock Option Agreements, the Stockholder Agreements, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. During the term of this Agreement, no party thereto shall terminate the Confidentiality Agreements.

         Section 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company or the shareholders of Parent, but after any such stockholder or shareholder approval, no amendment shall be made which by law requires the further approval of stockholders or shareholders without obtaining such further approval. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         Section 10.9 Interpretation. In this Agreement:

         (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

         (c) The phrase "Material Adverse Effect" with respect to Parent or the Company shall mean a material adverse effect on or change in (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of a party and its Subsidiaries on a consolidated basis, except for such changes or effects (A) in general economic, capital market, regulatory or political conditions or changes that affect generally the respective industries in which Parent and the Company conduct their operations, (B) as a result of the public announcement of the transactions contemplated by this Agreement or (C) in the market price for the Parent Common Stock or the Company Common Stock, as the case may be, or (ii) the ability of a party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Parent Material Adverse Effect" and "Company Material Adverse Effect" mean a Material Adverse Effect with respect to Parent and the Company, respectively.

         (d) The word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

         Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 10.11 Incorporation of Disclosure Letters. The Company Disclosure Letter and the Parent Disclosure Letter are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 10.14 Obligation of Parent. Whenever this Agreement requires Merger Sub (or its successors) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and a guarantee of the performance thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                     EGL, INC.



                                     By:    /s/  Elijio V. Serrano
                                        ----------------------------------------
                                     Name:  Elijio V. Serrano
                                          --------------------------------------
                                     Title: Chief Financial Officer
                                           -------------------------------------


                                     EGL DELAWARE I, INC.



                                     By:    /s/  Elijio V. Serrano
                                        ----------------------------------------
                                     Name:  Elijio V. Serrano
                                          --------------------------------------
                                     Title: Chief Financial Officer
                                           -------------------------------------


                                     CIRCLE INTERNATIONAL GROUP, INC.



                                     By:    /s/  Peter Gibert
                                        ----------------------------------------
                                     Name:  Peter Gibert
                                          --------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------